Exhibit 99.1

Non-Chocolate Confectionery Business
(A component of Kraft Foods Inc.)

Financial Statements

At March 26, 2005 (unaudited), December 25, 2004 and December 27, 2003; for the quarters ended March 26, 2005 and March 27, 2004 (unaudited); and for the years ended December 25, 2004 and December 27, 2003

Non-Chocolate Confectionery Business
(A component of Kraft Foods Inc.)

Index to Financial Statements

Page(s)

Report of Independent Registered Public Accounting Firm	3
Financial Statements:
Statements of Net Assets to be Sold at March 26, 2005 (unaudited), December 25, 2004 and December 27, 2003	4
Statements of Revenues in Excess of Expenses For the Quarters Ended March 26, 2005 and March 27, 2004 (unaudited) and For the Years Ended December 25, 2004 and December 27, 2003	5

Notes to Financial Statements	6-11

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders
of Kraft Foods Inc:

We have audited the accompanying statements of net assets to be sold of the Non-Chocolate Confectionery Business (the “Business”), a component of Kraft Foods Inc. (the “Company”) at December 25, 2004 and December 27, 2003, and the related statements of revenues in excess of expenses of the Business for the years ended December 25, 2004 and December 27, 2003.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the financial statements, and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, expenses, and cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of the Business as of December 25, 2004 and December 27, 2003, and its revenues in excess of expenses for the years ended December 25, 2004 and December 27, 2003 in conformity with accounting principles generally accepted in the United States of America.

As indicated in Note 1 to the financial statements, these financial statements have been derived from the Company’s historical accounting records and reflect significant allocations and management’s estimates of the costs of services provided to the Business by the Company.  Accordingly, they do not necessarily represent the net assets to be sold and revenues in excess of expenses of the Business had it been operated as a separate independent entity.

PricewaterhouseCoopers LLP
Chicago, Illinois
September 1, 2005

Non-Chocolate Confectionery Business
(A component of Kraft Foods Inc.)

Statements of Net Assets to be Sold
at March 26, 2005 (unaudited), December 25, 2004 and December 27, 2003
Amounts in thousands

	March 26, 2005	December 25, 2004	December 27, 2003

	(Unaudited)
Assets
Inventories	$58,851	$57,035	$66,990
Property, plant and equipment, at cost, net of accumulated depreciation of $44,406, $41,030 and $27,566, respectively	196,293	199,147	195,776
Intangible assets	485,020	485,020	501,920

Net assets to be sold	$740,164	$741,202	$764,686

The accompanying notes are an integral part of these statements.

Non-Chocolate Confectionery Business
(A component of Kraft Foods Inc.)

Statements of Revenues in Excess of Expenses
For the Quarters Ended March 26, 2005 and March 27, 2004 (unaudited) and For the Years Ended December 25, 2004 and December 27, 2003
Amounts in thousands

	For the Quarters Ended		For the Years Ended

	March 26, 2005	March 27, 2004	December 25, 2004	December 27, 2003

	(Unaudited )
Net revenues	$116,074	$116,901	$464,942	$502,141
Costs and expenses
Cost of products sold	77,405	73,356	296,738	301,230
Advertising and promotions	12,171	9,333	44,649	45,454
Marketing	3,307	3,110	10,327	12,235
Selling expense	5,538	8,164	24,894	30,636
Trademark impairment	—	16,900	16,900	—
General, administrative and other	4,127	4,816	17,114	16,727

Total costs and expenses	102,548	115,679	410,622	406,282

Revenues in excess of expenses	$13,526	$1,222	$54,320	$95,859

The accompanying notes are an integral part of these statements.

Non-Chocolate Confectionery Business
(A component of Kraft Foods Inc.)

Notes to Financial Statements
Amounts in thousands

1.	Description of Business and Basis of Presentation

On November 14, 2004, Kraft Foods Global Inc. (“Kraft” or the “Company”, a subsidiary of Kraft Foods, Inc.) entered into an Asset Purchase Agreement (the “Agreement”) with Wm. Wrigley Jr. Company (the “Buyer”).  The Agreement provides for the sale of certain assets pertaining to the Non-Chocolate Confectionery Business (the “Business”).  Under the terms of the Agreement, Kraft will sell to the Buyer, certain assets  (inventories, real property, machinery and equipment, spare parts, contractual rights, intellectual property rights, permits, and patents) used in the Business, as defined in the Agreement.  Kraft will retain the cash, cash equivalents and receivables at the closing, and the liabilities of the Business incurred prior to the closing, as defined in the Agreement.  The sale was completed with an effective date of June 26, 2005.

The accompanying statements of net assets to be sold and the statements of revenues in excess of expenses of the Business were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Business’ assets, liabilities, revenues, expenses, and cash flows.

The Business’ products, which are distributed in the United States, Canada and various other countries, are sold through retail and foodservice channels.  The products consist primarily of hard candy, chewy candy and mints (including the Life Savers, Creme Savers, Trolli and Altoids brands).  The manufacturing and operations of the Business are conducted at sites that are completely devoted to processing non-chocolate confectionery products and sites that manufacture other Kraft products.  Throughout the periods covered by the financial statements, the Business’ operations were conducted and accounted for as part of Kraft.   These financial statements have been derived from Kraft’s historical accounting records and reflect significant allocations of costs and expenses.  All of the allocations and estimates in the statements of revenues in excess of expenses are based on assumptions that Company management believes are reasonable.  The financial statements do not necessarily represent the net assets to be sold and revenues in excess of expenses of the Business had it been operated as a separate independent entity.

Under Kraft’s centralized cash management system, cash requirements of the Business are generally provided directly by Kraft and cash generated by the business is generally remitted directly to Kraft.  Transaction systems (e.g., payroll, employee benefits, and accounts payable) used to record and account for cash disbursements are provided by centralized Kraft organizations.  Kraft also provides centralized sales, order management, billing, credit and collection functions to the Business.  These sales and customer service functions operate on a regional basis and are customer rather than business or product focused.  Transaction systems (e.g., revenues, accounts receivable, and cash application) used to record and account for cash receipts are also provided by centralized Kraft organizations outside the defined scope of the Business.  Most of these corporate systems are not designed to track assets/liabilities and receipts/payments on a business specific basis.  As a result, statements of financial position, statements of earnings and cash flows in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) cannot be prepared.

Net revenues in the accompanying statements of revenues in excess of expenses represent net sales directly attributable to the Business.  Costs and expenses in the accompanying statements of revenues in excess of expenses represent direct and allocated costs and expenses related to the Business.  Costs for certain functions and services performed by centralized Company organizations have been allocated to the Business based on reasonable activity-based (generally volume, revenues, or a combination as compared to total Kraft and/or supporting division amounts) and historical methods.  The statements of revenues in excess of expenses include expense allocations for 1) certain sales allowances, 2) certain fixed and variable manufacturing, shipping, distribution, and related systems and administration costs, 3) administrative costs of the marketing division responsible for the Business, including systems, accounting, and finance, 4) certain Kraft corporate marketing and administrative expenses, 5) research and development costs, and 6) certain variable and fixed selling expenses for the Kraft sales and customer service functions, including systems and sales administrative expenses.  Kraft maintains all debt and notes payable on a consolidated basis to fund and manage its operations, accordingly, debt and related interest expense were not allocated to the Business.

The statements of revenues in excess of expenses of the Business exclude allocations of certain expenses, primarily related to certain Kraft general corporate expenses.  Expenses not allocated include, but are not limited to, general overhead costs related to corporate accounting, human resources, legal, certain systems, and corporate risk management functions.

Cost of product sold includes $9,541 and $8,543 of allocated costs for the quarters ended March 26, 2005, and March 27, 2004, respectively, including allocated freight and distribution expenses of $8,655 and $7,934 for the quarters ended March 26, 2005 and March 27, 2004, respectively, and raw material and packaging supply rebates of $66 and $40 for the quarters ended March 26, 2005 and March 27, 2004, respectively.  For the years ended December 25, 2004 and December 27, 2003, cost of products sold includes $34,408 and $37,930 of allocated costs, respectively, including allocated freight and distribution expenses of  $31,406 and $36,024 for the years ended December 25, 2004 and December 27, 2003, respectively, and raw material and packaging supply rebates of $481 and $1,523 for the years ended December 25, 2004 and December 27, 2003, respectively.

Advertising and promotions includes $2,935 and $2,571 of allocated costs for the quarters ended March 26, 2005 and March 27, 2004, respectively.  For the years ended December 25, 2004 and December 27, 2003, advertising and promotions includes $6,971 and $5,278 of allocated costs, respectively.

Marketing includes $1,172 and $527 of allocated costs for the quarters ended March 26, 2005 and March 27, 2004, respectively.  For the years ended December 25, 2004 and December 27, 2003, marketing includes $2,092 and $2,042 of allocated costs, respectively.

All selling expenses reported in the statements of revenues in excess of expenses for the quarters ended March 26, 2005 and March 27, 2004 and for the years ended December 25, 2004 and December 27, 2003 are allocated from the sales and customer service function.

General, administrative and other expenses includes $2,955 and $3,086 of allocated costs for the quarters ended March 26, 2005 and March 27, 2004, respectively.  For the years ended December 25, 2004 and December 27, 2003, general, administrative and other expenses includes $12,230 and $10,802 of allocated costs, respectively.

2.	Summary of Significant Accounting Policies

Fiscal Periods

The Business’ fiscal year consists of 52 or 53 weeks, ending on the last Saturday in December.  Each of the years ended December 25, 2004 and December 27, 2003 consisted of 52 weeks.  The statement of revenues in excess of expenses includes the results from the quarters (13 weeks) ended March 26, 2005 and March 27, 2004.

Inventories

Raw materials, finished goods, packaging, supplies, and spare parts inventories are directly attributable to the Business.   Product inventories are stated at the lower of cost or market.  The last-in, first-out (“LIFO”) method is used to cost domestic inventories.  The cost of other inventories is principally determined by the average cost method.  Spare parts included in inventory are valued at average cost, which approximates FIFO.  Approximately 46%, 42% and 52% of inventory is stated on a LIFO basis at March 26, 2005, December 25, 2004, and December 27, 2003, respectively.

Property, Plant and Equipment

Property, plant and equipment (“PP&E”) are stated at historical cost, net of accumulated depreciation directly related to that PP&E.  The amounts for disposals are removed from PP&E and accumulated depreciation accounts and any resulting gain or loss is included in revenues in excess of expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.  Machinery and equipment are depreciated over periods ranging from 3 to 20 years, and buildings and building improvements over periods up to 40 years.  Depreciation expense recorded in cost of products sold in the accompanying statements of revenues in excess of expenses is directly attributable to the Business.

Intangible Assets

Non-amortizable intangible assets consist of the Life Savers, Trolli and Canadian Life Savers trademarks.  The Business conducts an annual review of intangible assets for potential impairment.  Impairment testing for non-amortizable intangible assets requires a comparison between fair value and carrying value of the intangible asset.  If the carrying value exceeds fair value, the intangible asset is considered impaired and is reduced to fair value.  During 2004, a $16,900 non-cash pre-tax trademark impairment charge related to the Trolli brand was recorded as a result of its annual impairment review.

Impairment of Long-Lived Assets

The Business reviews long-lived assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Business performs undiscounted operating cash flow analyses to determine if an impairment exists. If an impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Revenue Recognition

The Business recognizes revenues, net of sales incentives and including shipping and handling charges billed to customers, upon shipment of goods when title and risk of loss pass to customers.  Shipping and handling costs are classified as part of cost of products sold.

Cost of Products Sold

Cost of products sold includes direct variable and fixed costs of material, labor, and overhead; allocated costs for supporting operations functions, facilities, and services shared by the Business with other Kraft companies; and direct outbound freight, and allocated variable and fixed shipping, storage, and handling (shipping labor, physical inventories, pallets, lift truck maintenance, and warehouse supplies) expenses that are incurred at Kraft’s distribution centers on behalf of the Business.  Indirect costs are allocated based on a variety of measures including production volume, pallets shipped and volume shipped.

Advertising and Promotions

The Business promotes its products through advertising and promotional activities, which are generally expensed as incurred.  Advertising expenses include direct and indirect costs associated with advertising the Business’ brand names and products in the media (television, newspapers, periodicals, billboards, or other forms).  Promotional expenses include costs associated with consumer promotions such as coupon production, distribution and processing, and costs for merchandise displays and/or sample costs.

Marketing

Marketing includes direct marketing expenses (marketing management, market research testing and other projects, graphics, finance and recruiting) and allocated corporate marketing administrative expenses (executive and administrative salaries, pension and benefits, insurance and other costs).

Selling

Selling costs consist of allocated variable and fixed selling costs incurred by Kraft’s sales and customer service group on behalf of the Business.  Kraft has allocated these expenses based on historical activity measures relevant to the expense being allocated, including volume, revenues or a combination in relation to total Kraft volume and revenues.  The 2004 selling expense allocation to the Business reflects the impact of the change in the Business’ volume and revenue relative to total Kraft volume and revenue, resulting in a lower allocation of selling expense to the Business of approximately $5,000 compared to the 2003 allocation.

General, Administrative and Other

General, administrative and other expenses consist primarily of allocated administrative and research and development costs incurred by Kraft.  These expenses are allocated based on various measures relevant to the expense being allocated.  General, administrative and other expenses also include $20 and $143 of losses on disposals of PP&E for the quarters ended March 26, 2005 and March 27, 2004, respectively, and $358 and $212 of losses on disposals of PP&E for the years ended December 25, 2004 and December 27, 2003, respectively.

Benefit Plans

The Company sponsors noncontributory defined benefit pension plans covering substantially all U.S. employees, including the employees of the Business. The benefits for these plans are based primarily on employees’ years of service and employees’ compensation during the last years of employment.  It is Kraft’s policy to fund at least the minimum amounts required by the Employee Retirement Income Security Act of 1974.  Pension coverage for employees of the Company’s non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans, many of which are governed by local statutory requirements.  Kraft also sponsors employee savings plans for full-time employees who meet certain eligibility requirements.  The service and interest costs allocated to the Business relative to the aforementioned plans are based on pensionable earnings of employees directly attributable or allocated to the Business.

Postemployment Benefit Plans

Kraft and certain of its affiliates sponsor postemployment benefit plans covering substantially all salaried and certain hourly employees.  These plans provide certain health care and life insurance benefits (postretirement benefits) to eligible retired employees and their dependents. These benefits are accounted for as they are earned by active employees.  The postretirement costs allocated to the Business are based on employee headcount directly attributable or allocated to the Business.

Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net revenues and expenses during the reporting periods.  Actual results could differ from these estimates.  Also, as discussed in Note 1, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Business had been operated as a separate entity or the future results of the Business.

3.	Inventories

Inventories at March 26, 2005, December 25, 2004 and December 27, 2003, consist of the following:

	March 26, 2005	December 25, 2004	December 27, 2003

	(Unaudited)
Raw and packaging materials	$5,646	$5,256	$4,747
Finished goods	49,236	47,573	58,035
Spare parts	4,822	4,766	4,720

	59,704	57,595	67,502
LIFO reserve	(853)	(560)	(512)

Inventories	$58,851	$57,035	$66,990

4.	Property, Plant and Equipment

Property, plant and equipment at March 26, 2005, December 25, 2004 and December 27, 2003, consists of the following:

	March 26, 2005	December 25, 2004	December 27, 2003

	(Unaudited)
Property, plant and equipment, at cost:
Land and land improvements	$1,769	$1,762	$1,627
Building and building improvements	23,360	23,368	21,257
Machinery and equipment	212,254	211,906	196,000
Construction in progress	3,316	3,141	4,458

	240,699	240,177	223,342
Less accumulated depreciation	(44,406)	(41,030)	(27,566)

Net property, plant and equipment	$196,293	$199,147	$195,776

Depreciation expense for the quarters ended March 26, 2005 and March 27, 2004 was approximately $3,000 for both periods.  Depreciation expense for the years ended December 25, 2004 and December 27, 2003 was approximately $13,000 and $11,000, respectively.

5.	Commitments and Contingencies

The Business is currently subject to certain lawsuits and claims arising in the normal course of business.  Such lawsuits and claims, as defined in the Agreement, are the responsibility of Kraft and are not expected to have a significant impact on the Business’ statements of net assets to be sold and statements of revenues in excess of expenses.

The Business has entered into certain leasing arrangements that will be assumed by the Buyer.  All of these leases renew annually at the option of the Business.  Minimum rental commitments under non-cancelable operating leases in effect at December 25, 2004 for 2005 are approximately $28.  Rent expense for the years ended December 25, 2004 and December 27, 2003 was $28 and $23, respectively.

6.	Implementation Costs

During 2004, the Business recorded implementation costs of approximately $8,000 associated with the Company’s restructuring program, of which approximately $2,000 was recorded as a reduction in net revenues due to product sold to customers that was subsequently discontinued by the Business and returned by the customers and approximately $6,000 was recorded in cost of products sold.  These costs related to the discontinuance of certain product lines in an effort to simplify production and realize supply chain efficiencies.